Consent of Independent Certified Public Accountants

     We have issued our report dated March 21, 1997 accompanying the financial statements of Central Equity Trust, Series 27 as of December 31, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
April 24, 1997